EXHIBIT (a)(1)(D)

ACKNOWLEDGEMENT AND ELECTION FORM

MICROSEMI CORPORATION - OFFER TO AMEND AND ACCELERATE EMPLOYEE STOCK OPTIONS

I have received Microsemi Corporation’s Offer to Amend and Accelerate Employee Stock Options to Purchase Common Stock dated August 17, 2005 (the “Offer to Amend and Accelerate” or the “Offer”), made available to holders of Eligible Unvested Options to purchase Common Stock of Microsemi Corporation (the “Company” or “Microsemi”), granted under the Company Option Plan.

Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

Pursuant to the terms of the Offer, I either elect to “accept” or “decline” the offer to have all of the Eligible Unvested Options held by me, as specified below, amended and accelerated. I hereby agree that, unless I change my election before 5:00 p.m., Pacific Daylight Time on September 16, 2005 (or a later Expiration Date if Microsemi extends the Offer to Amend and Accelerate), my election will be irrevocable.

By indicating that I “accept,” I hereby elect to amend, upon the terms and conditions stated in the Offer, all of the following Eligible Unvested Option(s) listed below:

PLEASE EITHER

WRITE “ACCEPT”

IF YOU ELECT TO AMEND AND ACCELERATE ALL YOUR ELIGIBLE UNVESTED OPTIONS,

or

WRITE “DECLINE”

IF YOU ELECT TO AMEND AND ACCELERATE NONE OF YOUR ELIGIBLE UNVESTED OPTIONS.

PLEASE WRITE ACCEPT OR DECLINE HERE:

Grant Date	Original Option Grant Amount (in Shares)	Exercise Price	Eligible Unvested Option (in Shares) (unvested at 9/26/05)

This Acknowledgement and Election Form is being submitted to replace a previously submitted Acknowledgement and Election Form.

[ _ ] (initial only if true)

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Microsemi. I agree that my participation in this Offer is at my own discretion. Microsemi has made no representations or warranties to me regarding this Offer other than those made expressly in the Offer to Amend and Accelerate.

Optionee Signature	Date

Optionee Name (Please print)

RETURN THIS ELECTION FORM TO DAVID R. SONKSEN, SECRETARY OF MICROSEMI LOCATED AT 2381 MORSE AVE., IRVINE, CA 92614, VIA (1) FACSIMILE AT 1-877-881-2295, OR IF YOU CANNOT FAX IT, THEN BY (2) DELIVERY THROUGH FIRST CLASS REGISTERED OR CERTIFIED U.S. MAIL, FEDERAL EXPRESS OR OTHER COMPARABLE COURIER SERVICE. YOU MAY WANT TO RETAIN A COPY OF THIS FORM THAT YOU COULD USE TO SUBMIT A REVISED ELECTION.

INSTRUCTIONS TO THE ACKNOWLEDGEMENT AND ELECTION FORM

1. Delivery of Acknowledgement and Election Form. Whether or not you elect to “accept” or “decline” the Offer, a properly completed and executed original of this Acknowledgement and Election Form (or a facsimile of it) must be delivered to David R. Sonksen, Secretary of Microsemi, located at 2381 Morse Ave., Irvine, CA 92614, via (1) facsimile at 1-877-881-2295, or if you cannot fax it, then by (2) delivery through first class registered or certified U.S. mail, Federal Express or other comparable courier service, on or before 5:00p.m., Pacific Daylight Time on September 16, 2005 (the “Expiration Date”). You may want to retain a copy of this Acknowledgement and Election Form that you could use to submit a revised election. You must complete and deliver this Acknowledgement and Election Form even if you are declining to participate in the Offer and elect not to amend and accelerate any of your Eligible Unvested Options.

The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You should allow sufficient time to ensure timely delivery.

2. Withdrawal of Election. You may withdraw this Acknowledgement and Election Form at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw at any time until the extended Expiration Date. To withdraw you must complete and deliver a new signed and dated Acknowledgement and Election Form following the procedures described in these Instructions on which you write “decline” where indicated below your Eligible Unvested Options. Upon the receipt of such new, properly filled out, signed and dated Acknowledgement and Election Form, any previously delivered Acknowledgement and Election Form will be disregarded and will be considered replaced in full by the new Acknowledgement and Election Form. You may not rescind your election to withdraw and any attempt to do so will thereafter be deemed not properly made for purposes of the Offer; you may, however, complete and deliver a new Acknowledgement and Election Form following the procedures described in these Instructions in order to elect to participate in the Offer.

3. Change of Election. As noted in the Offer to Amend and Accelerate, you may NOT select individual Eligible Unvested Options to be amended and accelerated. You must amend and accelerate either all or none of your Eligible Unvested Options. You may change your mind about whether you elect all or none as often as you wish during the offer period, which ends on and includes the Expiration Date.

If the Company extends the Offer beyond that time, you may change your election to amend and accelerate all or none of your Eligible Unvested Options at any time until the extended Expiration Date.

To change your previous election to amend and accelerate either all or none, you must deliver a signed and dated new Acknowledgement and Election Form, with the required information, following the procedures described in these Instructions. You should indicate on the new Acknowledgement and Election Form that it replaces a previously submitted Acknowledgement and Election Form in the check box provided on the form. Upon the receipt of such a new, properly filled out, signed and dated Acknowledgement and Election Form, previously submitted Acknowledgement and Election Forms will be disregarded and will be considered replaced in full by the new Acknowledgement and Election Form. The Company will not accept any alternative, conditional or contingent Acknowledgement and Election Forms. By signing this Acknowledgement and Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the election to amend and accelerate your options, except as provided in the Offer to Amend and Accelerate. Any confirmation of receipt sent to you before the Expiration Date will merely be a notification that we have received your Acknowledgement and Election Form and does not mean that your Eligible Unvested Options have been amended and accelerated. Your Eligible Unvested Options, if you properly elect to amend and accelerate them all, will be amended and accelerated on the Amendment and Acceleration Date.

4. Acceleration and Amendment of Your Eligible Unvested Options. If you intend to amend and accelerate your Eligible Unvested Options through the Offer, you must indicate “accept” on the Acknowledgement and Election Form for all your Eligible Unvested Options rather than indicating “decline” for all your Eligible Unvested Options. The Company will not accept partial Elections as to your Eligible Unvested Options. Accordingly, you may only elect to Amend and Accelerate all or none of your Eligible Unvested Options.

5. Requests for Assistance or Correction of Information. Any questions or requests for assistance, including if you believe that any of the information contained on this Acknowledgement and Election Form is incorrect or incomplete with respect to your Eligible Unvested Options, should be directed to Microsemi Corporation by E-mail to AccelerationOfferQuestions@microsemi.com or by facsimile to 1-877-798-3202.

6. Additional Copies and Related Materials. Additional copies of this Acknowledgement and Election Form are only available from Microsemi by request, made either by E-mail to AccelerationOfferFormRequest@microsemi.com or by facsimile to 1-877-798-3193. You may want to retain a copy of the Acknowledgement and Election Form that you could use to submit a revised election. Additional copies of all other materials relating to the Offer, including the Offer to Amend and Accelerate, are available for download at http://www.microsemi.com/amendmentoffer08012005.